CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 333-14131 on Form N-4 of our report dated February 28, 2013, relating to the financial statements and financial highlights of Separate Account B of Pacific Life Insurance Company, comprised of Cash Management, Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, and International Value Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account B of Pacific Life Insurance Company for the year ended December 31, 2012, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 15, 2013

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 333-14131 on Form N-4 of our report dated March 8, 2013 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 (which report expresses an unmodified opinion and includes emphasis-of-matter paragraphs relating to (1) the retrospective adoption of guidance related to a change in accounting for the costs associated with acquiring or renewing insurance contracts and (2) the change in the method of accounting and reporting for deferred policy acquisition costs in 2011), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 15, 2013